Exhibit 99.1

GM FINANCIAL REPORTS FULL YEAR AND
FOURTH QUARTER 2024 OPERATING RESULTS

•Full year net income of $1.9 billion; fourth quarter net income of $215 million
•Full year net income-adjusted of $2.2 billion; fourth quarter net income-adjusted of $535 million
•Full year retail loan and operating lease originations of $56.0 billion; $15.6 billion for the fourth quarter
•Earning assets of $127.6 billion at December 31, 2024
•Available liquidity of $30.3 billion at December 31, 2024

FORT WORTH, TEXAS January 28, 2025 – GENERAL MOTORS FINANCIAL COMPANY, INC.
(“GM Financial” or the “Company”) announced net income of $215 million for the quarter ended December 31, 2024, compared to $499 million for the quarter ended September 30, 2024, and $532 million for the quarter ended December 31, 2023. Net income for the year ended December 31, 2024 was $1.9 billion, compared to $2.2 billion for the year ended December 31, 2023.

The Company recorded a $320 million impairment charge to write down its SAIC-GMAC equity investment to its fair value. Net income adjusted for this impairment was $535 million for the quarter ended December 31, 2024 and $2.2 billion for the year ended December 31, 2024.

Retail loan originations were $10.6 billion for the quarter ended December 31, 2024, compared to $9.4 billion for the quarter ended September 30, 2024, and $8.3 billion for the quarter ended December 31, 2023. Retail loan originations for the year ended December 31, 2024 were $37.0 billion, compared to $36.0 billion for the year ended December 31, 2023. The outstanding balance of retail finance receivables was $76.1 billion at December 31, 2024, compared to $74.4 billion at September 30, 2024 and $72.7 billion at December 31, 2023.

Operating lease originations were $4.9 billion for the quarter ended December 31, 2024, compared to $4.9 billion for the quarter ended September 30, 2024, and $4.3 billion for the quarter ended December 31, 2023. Operating lease originations for the year ended December 31, 2024 were $19.1 billion, compared to $17.1 billion for the year ended December 31, 2023. Leased vehicles, net was $31.6 billion at December 31, 2024, compared to $31.0 billion at September 30, 2024 and $30.6 billion at December 31, 2023.

The outstanding balance of commercial finance receivables was $19.9 billion at December 31, 2024, compared to $19.0 billion at September 30, 2024 and $14.3 billion at December 31, 2023.

Retail finance receivables 31-60 days delinquent were 2.5% of the portfolio at December 31, 2024 and 2.3% at December 31, 2023. Accounts more than 60 days delinquent were 0.9% of the portfolio at December 31, 2024 and 0.8% at December 31, 2023.

Annualized net charge-offs were 1.3% of average retail finance receivables for the quarter ended December 31, 2024 and 1.2% for the quarter ended December 31, 2023. For the year ended December 31, 2024 net charge-offs were 1.2%, compared to 0.9% for the year ended December 31, 2023.

The Company had total available liquidity of $30.3 billion at December 31, 2024, consisting of $5.1 billion of cash and cash equivalents, $21.5 billion of borrowing capacity on unpledged eligible assets, $0.7 billion of borrowing capacity on committed unsecured lines of credit, $1.0 billion of borrowing capacity on the Junior Subordinated Revolving Credit Facility from GM, and $2.0 billion of borrowing capacity on the GM Revolving 364-Day Credit Facility.

Equity income from the Company's equity investment in joint ventures that conduct automotive finance operations in China was $9 million for the quarter ended December 31, 2024, compared to $10 million for the quarter ended September 30, 2024 and $27 million for the quarter ended December 31, 2023. Equity income for the year ended December 31, 2024 was $64 million, compared to $138 million for the year ended December 31, 2023.

About GM Financial

General Motors Financial Company, Inc. is the wholly owned captive finance subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. Additional materials addressing the Company’s results of operations for the quarter and full year ended December 31, 2024 can be accessed via the Investor Relations section of the Company’s website at https://investor.gmfinancial.com.

General Motors Financial Company, Inc.
Condensed Consolidated Statements of Income
(Unaudited, in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Revenue
Finance charge income	$2,042	$1,725	$7,669	$6,204
Leased vehicle income	1,866	1,808	7,297	7,266
Other income	206	210	909	754
Total revenue	4,114	3,742	15,875	14,224
Costs and expenses
Operating expenses	387	458	1,802	1,818
Leased vehicle expenses	1,067	1,000	4,113	4,047
Provision for loan losses	353	293	1,029	826
Interest expense	1,598	1,311	6,030	4,685
Total costs and expenses	3,405	3,062	12,974	11,376
Equity income (loss)	9	27	64	138
Impairment of investment in nonconsolidated affiliate	(320)	—	(320)	—
Income (loss) before income taxes	399	707	2,645	2,985
Income tax provision (benefit)	184	175	784	741
Net income (loss)	215	532	1,860	2,245
Less: cumulative dividends on preferred stock	30	30	119	119
Net income (loss) attributable to common shareholder	$185	$502	$1,742	$2,126

Amounts may not add due to rounding.

Condensed Consolidated Balance Sheets
(Unaudited, in millions)

	December 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$5,094	$5,282
Finance receivables, net of allowance for loan losses $2,458 and $2,344	93,510	84,637
Leased vehicles, net	31,586	30,582
Goodwill and intangible assets	1,169	1,184
Equity in net assets of nonconsolidated affiliates	1,206	1,670
Related party receivables	473	540
Other assets	7,992	8,116
Total assets	$141,030	$132,011
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Secured debt	$49,573	$45,243
Unsecured debt	64,691	60,084
Deferred income	2,389	2,313
Related party payables	106	445
Other liabilities	9,079	8,383
Total liabilities	125,838	116,468
Total shareholders' equity	15,193	15,542
Total liabilities and shareholders' equity	$141,030	$132,011

Amounts may not add due to rounding.

Operational and Financial Data
(Unaudited, Dollars in millions)
Amounts may not add due to rounding

	Three Months Ended December 31,		Years Ended December 31,
Reconciliation for Net Income - Adjusted	2024	2023	2024	2023
Net income	$215	$532	$1,860	$2,245
Adjustment - impairment charge	320	—	320	—
Net income - adjusted	$535	$532	$2,181	$2,245

	Three Months Ended December 31,		Years Ended December 31,
Originations	2024	2023	2024	2023
Retail finance receivables originations	$10,637	$8,272	$36,960	$35,977
Lease originations	4,943	4,280	19,089	17,113
Total originations	$15,580	$12,552	$56,049	$53,090

	Three Months Ended December 31,		Years Ended December 31,
Average Earning Assets	2024	2023	2024	2023
Average retail finance receivables	$75,318	$72,449	$73,917	$69,678
Average commercial finance receivables	19,609	12,953	16,704	11,646
Average finance receivables	94,927	85,402	90,621	81,324
Average leased vehicles, net	31,288	30,781	30,641	31,521
Average earning assets	$126,215	$116,183	$121,262	$112,845

Ending Earning Assets	December 31, 2024	December 31, 2023
Retail finance receivables	$76,066	$72,729
Commercial finance receivables	19,901	14,251
Leased vehicles, net	31,586	30,582
Ending earning assets	$127,554	$117,562

Finance Receivables	December 31, 2024	December 31, 2023
Retail
Retail finance receivables	$76,066	$72,729
Less: allowance for loan losses	(2,400)	(2,308)
Total retail finance receivables, net	73,667	70,421
Commercial
Commercial finance receivables	19,901	14,251
Less: allowance for loan losses	(58)	(36)
Total commercial finance receivables, net	19,843	14,216
Total finance receivables, net	$93,510	$84,637

Allowance for Loan Losses	December 31, 2024	December 31, 2023
Allowance for loan losses as a percentage of retail finance receivables	3.2%	3.2%
Allowance for loan losses as a percentage of commercial finance receivables	0.3%	0.3%

Delinquencies	December 31, 2024	December 31, 2023
Loan delinquency as a percentage of retail finance receivables:
31 - 60 days	2.5%	2.3%
Greater than 60 days	0.9	0.8
Total	3.4%	3.0%

	Three Months Ended December 31,		Years Ended December 31,
Charge-offs and Recoveries	2024	2023	2024	2023
Charge-offs	$499	$411	$1,754	$1,423
Less: recoveries	(249)	(195)	(901)	(767)
Net charge-offs	$250	$217	$853	$656
Net charge-offs as an annualized percentage of average retail finance receivables	1.3%	1.2%	1.2%	0.9%

	Three Months Ended December 31,		Years Ended December 31,
Operating Expenses	2024	2023	2024	2023
Operating expenses as an annualized percentage of average earning assets	1.2%	1.6%	1.5%	1.6%

Investor Relations contact:
Meagan Trampe
Vice President, Investor Relations
(817) 302-7385
Investors@gmfinancial.com